UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 16, 2011

SECURE LUGGAGE SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	333-162518	68-0677444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2375 East Camelback Road, 5th Floor, Phoenix, Arizona	85016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(602) 387-4035

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 14, 2011, we entered into a Service Agreement with Chenergy Service Inc. (“Chenergy”), a British Columbia company. The principal of Chenergy is Cherry Cai, our recently appointed chief financial officer, as disclosed herein. Pursuant to the terms of the Service Agreement, we have agreed to compensate Chenergy for its services as follows:

(a)
We shall pay of the sum of US$1,500 per month to Chenergy for accounting services based on 35 hours per month. Additional hours exceeding 35 hours will be charged to our company at the rate of US $65 per hour.

(b)
We shall pay the sum of US$2,000 per month, for management services. We shall also issue and aggregate of 120,000 restricted shares of our common stock to Chenergy on execution of the Services Agreement for the services to be performed during the period of the Services Agreement.

(c)	We shall reimburse Chenergy for out-of-pocket expenses for which Chenergy shall provide statements and invoices.

The agreement has a term of 12 months from January 1, 2011.

Item 3.02	Unregistered Sales of Equity Securities

Pursuant to the terms of the Service Agreement between our company and Chenergy Service Inc. dated February 14, 2011, our company shall issue 120,000 restricted shares of our common stock to Chenergy/Cherry Kai for management services to be performed by Cherry Cai. The shares are being issued to Chenergy, a company whose principal is Cherry Cai, pursuant to Rule 506 of Regulation D.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 14, 2011, we received the resignation of Don G. Bauer as chief financial officer of our company. Subsequently, we appointed Cherry Cai to act as chief financial officer. Cherry Cai is the principal of Chenergy Service Inc.

Cherry Cai, age 45

Ms. Cai received her Master Degree of Financial Accounting (Beijing, China) in 1999 and a Bachelor Degree in Economics (Beijing, China) in 1989 and currently acts as a part time chief financial officer of Armadillo Resources Ltd. (since November 2010) and previously as chief financial officer of Hendrx Corp. (from August 2005 to September 2007), both based in Vancouver, British Columbia. Armadillo is a mining exploration and development Company with properties in British Columbia and Hendrx is engaged in the research and development, manufacture, marketing and world-wide distribution of water generation, filtration, ionization, desalinization, and purification devices.

Ms. Cai has also worked part time as chief financial officer for Digifonica International Inc., a technology company (November 2010 to February 14, 2011) and as a full time consultant for Stealth Energy Inc., an oil and gas company (January 2008 to September 2009).

Among some of the areas of experience, Ms. Cai brings expertise in financial and strategic planning, operational and risk management, regulatory compliance reporting, business expansion, start-up operations, financial modeling, program development, corporate financing, and corporate governance/internal controls.

Our company will compensate Ms. Cai for her services through her company Chenergy Service Inc.

Item 9.01	Financial Statements and Exhibits
99.1	Service Agreement between our company and Chenergy Service Inc. dated February 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURE LUGGAGE SOLUTIONS INC.

/s/ Donald G. Bauer
Donald G. Bauer
Chief Executive Officer and Chief Financial Officer
February 16, 2011